Exhibit 99.1
LegalZoom Reports First Quarter 2023 Financial Results
•Revenue of $165.9 million for the quarter, an increase of 7% year-over-year
•Subscription revenue of $97.3 million for the quarter, an increase of 15% year-over-year
•$204.1 million of cash and cash equivalents and no debt outstanding as of March 31, 2023

GLENDALE, California – May 9, 2023 – LegalZoom.com, Inc. (Nasdaq: LZ) today announced results for its first quarter ended March 31, 2023, including the following highlights:
•Revenue was $165.9 million for the quarter, up 7% year-over-year.
◦Transaction revenue was $62.2 million, compared to $65.3 million in the same period in 2022, down 5% year-over-year, driven by an 18% reduction in average order value, partially offset by a 15% increase in the number of transactions.
◦Subscription revenue was $97.3 million, compared to $84.4 million in the same period in 2022, an increase of 15% year-over-year. We had approximately 1.5 million subscription units as of March 31, 2023 with approximately 139 thousand net units added during the trailing twelve months, and our average revenue per subscription unit increased 6% from the same period in 2022.
◦Partner revenue was $6.4 million, compared to $5.7 million in the same period in 2022.
•Gross margin was 64% for the quarter, flat compared to the same period in 2022.
•Net loss was $2.4 million for the quarter, or 1% of revenue, compared to net loss of $25.8 million or 17% of revenue, for the same period in 2022.
•Adjusted EBITDA was $21.9 million for the quarter, or 13% of revenue, compared to $2.3 million, or 1% of revenue, for the same period in 2022.
•Non-GAAP net income was $14.0 million for the quarter compared to Non-GAAP net loss of $5.4 million in the same period in 2022.
•Cash and cash equivalents were $204.1 million as of March 31, 2023 compared to $189.1 million as of December 31, 2022.
•Cash flows provided by operating activities was $29.2 million for the quarter compared to cash provided by operating activities of $13.7 million for the same period in 2022.
•Free cash flow was $21.8 million for the quarter compared to $8.8 million for the same period in 2022.
•Basic and diluted net loss per share was $0.01 for the quarter compared to a basic and diluted net loss per share of $0.13 for the same period in 2022, and basic and diluted Non-GAAP net income per share was $0.07 for the quarter compared to basic and diluted Non-GAAP net loss per share of $0.03 for the same period in 2022.

“I am proud of the team’s execution to start the year. During Q1, we rolled out our new line-up and refreshed our marketing messaging, which helped drive to strong market share gains in the quarter,” said Dan Wernikoff, LegalZoom’s Chief Executive Officer.
Noel Watson, LegalZoom’s Chief Financial Officer added, “The combination of a healthy macro environment and strong execution led to revenue and Adjusted EBITDA that well exceeded our expectations this quarter.”

Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended		% Growth
	March 31,		(Decline)
	2023	2022	YOY
Revenue	$165,936	$155,427	7%
Business formations	170	129	32%
Transaction units	308	267	15%
Subscription units at period end	1,501	1,362	10%
Average revenue per subscription unit (ARPU) at period end	$259	$244	6%
Average order value (AOV)	$202	$245	(18)%
Net loss	$(2,358)	$(25,753)	(91)%
Adjusted EBITDA	$21,868	$2,253	871%
Net loss margin	(1)%	(17)%	(94)%
Adjusted EBITDA margin	13%	1%	1200%
Net cash provided by operating activities	$29,208	$13,737	113%
Free cash flow	$21,780	$8,826	147%
Financial Guidance and Outlook
Our guidance for the second quarter ending June 30, 2023 is as follows:
•Revenue is expected to be in the range of $166 million to $168 million
•Adjusted EBITDA is expected to be $27 million to $29 million
Our guidance for the full year ending December 31, 2023 is updated as follows:
•Revenue is now expected to be in the range of $630 million to $650 million
~~•~~Adjusted EBITDA is now expected to be $105 million
Webcast and Conference Call Information
A webcast and conference call to discuss first quarter 2023 results is scheduled for today, May 9, 2023, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here
A live audio webcast of the event will be available on the LegalZoom Investor Relations website, https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: the risk that our recent growth may not be indicative of our future growth; our dependence on business formations and fluctuations or declines in the number of business formations; the impact of macroeconomic challenges on our business, including as a result of inflation, global conflict, supply chain issues and recessionary fears; our ability to provide high-quality services, customer care and customer experience; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; our ability to attract and retain customers and, specifically, our ability to convert our transactional customers to subscribers; our ability to drive additional purchases and cross-sell to paying customers;

our ability to maintain and expand strategic relationships with third parties; our anticipation of increasing expenses in the future; the competitive legal solutions market; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; the risk that the recent restatement of our unaudited condensed consolidated financial statements may affect investor confidence and raise reputational issues and may subject us to additional risks and uncertainties; our ability to remediate material weaknesses in our internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 1, 2023, as well as those in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share, and Free cash flow. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as Net income (loss) adjusted to exclude interest income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairments of other securities, loss on debt extinguishment, impairment of goodwill, long-lived and other assets, losses from impairment of available-for-sale debt securities, restructuring expenses, transaction-related expenses and certain other non-recurring expenses. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short- and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA, and it may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Some of these limitations include that the non-GAAP financial measure:
•does not reflect interest income (expense), net, or the cash requirements necessary to service interest or principal payments, which reduces cash available to us;
•does not reflect provision for (benefit from) income taxes that may result in payments that reduce cash available to us;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect foreign currency exchange or other gains or losses, which are included in other (income) expense, net;

•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy;
•excludes losses from impairments of goodwill, long-lived and other assets and available-for-sale debt securities;
•excludes legal expenses, which reduce cash available to us;

•excludes restructuring expenses, which reduce cash available to us;
•excludes transaction-related expenses that are not considered representative of our underlying performance, which reduce cash available to us; and
•does not reflect certain other non-recurring expenses that are not considered representative of our underlying performance, which reduce cash available to us.
We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense, certain transaction-related expenses, and certain other non-recurring expenses, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We define Non-GAAP net income (loss) per share attributable to common stockholders as Non-GAAP net income (loss) divided by basic and diluted weighted-average common stock. We believe Non-GAAP net income (loss) and Non-GAAP net income (loss) per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.
We are not providing a reconciliation for our non-GAAP outlook and estimates on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal and compliance solutions in the United States, or U.S. Our core offerings include business formations, intellectual property and estate planning services, and we have expanded our platform to include professional expertise and other products, both legal and non-legal, to better meet the needs of small businesses. Our unique position at business inception allows us to become a trusted business advisor, supporting the evolving needs of a new business throughout its lifecycle. Along with formations, our services include ongoing compliance and tax advice and filings, virtual mailbox solutions, trademark filings, and estate plans. Additionally, we have unique insights into our customers and leverage our product as a channel to introduce small businesses to leading brands in our partner ecosystem, solving even more of their business needs. We operate across all 50 states and over 3,000 counties in the U.S. and have more than 20 years of experience navigating complex regulation and simplifying the legal and compliance process for our customers.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$204,126	$189,082
Accounts receivable, net	15,766	13,177
Prepaid expenses and other current assets	19,581	16,699
Current assets held for sale	22,722	22,722
Total current assets	262,195	241,680
Property and equipment, net	34,446	30,823
Goodwill	63,247	63,229
Intangible assets, net	17,566	18,900
Operating lease right-of-use assets	10,461	11,148
Deferred income taxes	26,682	29,380
Available-for-sale debt securities	1,000	995
Other assets	8,755	9,240
Total assets	$424,352	$405,395
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,803	$25,312
Accrued expenses and other current liabilities	51,682	57,373
Deferred revenue	181,219	164,200
Operating lease liabilities	2,351	2,317
Total current liabilities	261,055	249,202
Operating lease liabilities, non-current	8,353	8,958
Deferred revenue	794	892
Other liabilities	4,133	3,968
Total liabilities	274,335	263,020
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at March 31, 2023 and December 31, 2022, none issued or outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 191,244 shares and 190,822 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	190	190
Additional paid-in capital	1,049,948	1,032,550
Accumulated deficit	(900,987)	(891,862)
Accumulated other comprehensive income	866	1,497
Total stockholders’ equity	150,017	142,375
Total liabilities and stockholders’ equity	$424,352	$405,395

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
		(Restated)
Revenue	$165,936	$155,427
Cost of revenue	60,395	56,182
Gross profit	105,541	99,245
Operating expenses:
Sales and marketing	60,150	76,874
Technology and development	19,683	17,959
General and administrative	26,504	29,488
Total operating expenses	106,337	124,321
Loss from operations	(796)	(25,076)
Interest income (expense), net	1,581	(53)
Other income (expense), net	694	(1,544)
Income (loss) before income taxes	1,479	(26,673)
Provision for (benefit from) income taxes	3,837	(920)
Net loss	$(2,358)	$(25,753)
Net loss per share attributable to common stockholders—basic and diluted	$(0.01)	$(0.13)
Weighted-average shares used to compute net loss per share attributable to common stockholders - basic and diluted	191,293	198,265

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2023	2022
		(Restated)
Cash flows from operating activities
Net loss	$(2,358)	$(25,753)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,569	5,394
Amortization of right-of-use assets	687	378
Amortization of debt issuance costs	56	56
Impairment of other equity security	—	170
Stock-based compensation	16,467	21,865
Deferred income taxes	2,763	(1,086)
Change in fair value of contingent consideration	(631)	—
Unrealized foreign exchange (gain) loss	(579)	1,379
Changes in operating assets and liabilities:
Accounts receivable	(2,588)	(2,755)
Prepaid expenses and other current assets	(2,869)	(6,464)
Other assets	348	(811)
Accounts payable	936	(117)
Accrued expenses and other liabilities	(4,947)	5,772
Operating lease liabilities	(572)	(770)
Income tax payable	7	7
Deferred revenue	16,918	16,472
Net cash provided by operating activities	29,208	13,737
Cash flows from investing activities
Proceeds from acquisition working capital adjustment	—	304
Purchase of property and equipment	(7,428)	(4,911)
Net cash used in investing activities	(7,428)	(4,607)
Cash flows from financing activities
Repayment of capital lease obligations	(9)	(4)
Repurchase of common stock	(6,768)	(1,094)
Shares surrendered for settlement of minimum statutory tax withholding	—	(11)
Proceeds from issuance of stock under employee stock plans	22	237
Net cash used in financing activities	(6,755)	(872)
Effect of exchange rate changes on cash and cash equivalents	19	(51)
Net increase in cash and cash equivalents	15,044	8,207
Cash and cash equivalents, at beginning of the period	189,082	239,297
Cash and cash equivalents, at end of the period	$204,126	$247,504
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended March 31,
	2023	2022
		(Restated)
	(in thousands, except percentages)
Reconciliation of net loss to Adjusted EBITDA
Net loss	(2,358)	$(25,753)
Interest (income) expense, net	(1,581)	53
Provision for (benefit from) income taxes	3,837	(920)
Depreciation and amortization	5,569	5,394
Other (income) expense, net	(693)	1,544
Stock-based compensation	16,467	21,865
Transaction-related expenses	—	30
Restructuring costs(1)	627	—
Legal expenses	—	40
Adjusted EBITDA	$21,868	$2,253
Net loss margin	(1%)	(17%)
Adjusted EBITDA margin	13%	1%
(1)     For 2023, restructuring expenses related to the reduction of our U.K. headcount, which is expected to be substantially complete by December 31, 2023. Restructuring expenses include salary and benefits for the impacted employees and are included in general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations.

Non-GAAP Net Income (Loss), Non-GAAP Net Income (Loss) Margin and diluted Non-GAAP Net Income (Loss) Per Share
The following table presents a reconciliation of net loss to Non-GAAP net income (loss) for each of the periods indicated (unaudited):

	Three Months Ended March 31,
	2023	2022
		(Restated)
	(in thousands, except per share amounts)
Reconciliation of Net loss to Non-GAAP net income (loss)
Net loss	$(2,358)	$(25,753)
Amortization of acquired intangible assets	1,291	670
Stock-based compensation	16,467	21,865
Transaction-related expenses	—	30
Restructuring expenses	627	—
Legal expenses	—	40
Income tax effects(1)	(2,030)	(2,277)
Non-GAAP net income (loss)	$13,998	$(5,425)
Net loss margin	1%	17%
Non-GAAP net income (loss) margin	8%	(3)%
Net loss per share attributable to common stockholders—basic and diluted	$(0.01)	$(0.13)
Non-GAAP net income (loss) per share—basic	$0.07	$(0.03)
Non-GAAP net income (loss) per share—diluted	$0.07	$(0.03)
Weighted-average shares used to compute net loss per share attributable to common stockholders—basic and diluted	191,293	198,265
Weighted-average shares used to compute Non-GAAP net income (loss) per share attributable to common stockholders—basic	191,293	198,265
Weighted-average shares used to compute Non-GAAP net income (loss) per share attributable to common stockholders—diluted	192,580	198,265
(1)Income tax effects consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on stock-based compensation.

The following table shows the computation of basic and diluted Non-GAAP net income (loss) per share attributable to common stockholders (unaudited):

	Three Months Ended March 31,
	2023	2022
		(Restated)
	(in thousands, except per share amounts)
Non-GAAP net income (loss) and Non-GAAP net income (loss) per share attributable to common stockholders:
Non-GAAP net income (loss)	$13,998	$(5,425)
Reconciliation of denominator for net income (loss) per share attributable to common stockholders to Non-GAAP net income (loss) per share attributable to common stockholders:
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders—basic:	191,293	198,265
Effect of potentially dilutive securities:
Stock options	457	—
Restricted stock unit and performance stock units	830	—
Employee stock purchase plan	—	—
Weighted-average common stock used in computing Non-GAAP net income (loss) per share attributable to common stockholders—diluted	192,580	198,265
Non-GAAP net income (loss) per share attributable to common stockholders—basic	$0.07	$(0.03)
Non-GAAP net income (loss) per share attributable to common stockholders—diluted	$0.07	$(0.03)

Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended March 31,
	2023	2022
		(Restated)
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$29,208	$13,737
Purchase of property and equipment	(7,428)	(4,911)
Free cash flow	$21,780	$8,826